Exhibit 31.1

CERTIFICATION

I, Barry M. Gosin, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Newmark Group, Inc. for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Barry M. Gosin
Barry M. Gosin
Chief Executive Officer

Date: April 30, 2025